EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Central Jersey Bancorp

Oakhurst, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements No. 333-100893, No. 333-122468, No. 333-125658 and No. 333-144096 on Form S-8 and No. 333-131640 and No. 333-156878 on Form S-3 of Central Jersey Bancorp of our report dated March 30, 2010, relating to the consolidated financial statements of Central Jersey Bancorp, appearing in Central Jersey Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ ParenteBeard LLC

ParenteBeard LLC
Malvern, Pennsylvania
March 30, 2010